Exhibit 99.1

STONE ENERGY CORPORATION

Presents at EnerCom’s Oil & Gas Conference

LAFAYETTE, LA. August 10, 2012

Stone Energy Corporation (NYSE:SGY) today announced that Kenneth H. Beer, Executive Vice President and Chief Financial Officer, will present at EnerCom’s The Oil & Gas Conference 17 in Denver at the Westin Denver Downtown at 3:10 p.m. mountain time on Monday, August 13, 2012. A live webcast will be available in the “Events and Presentations” section of the company’s website, www.stoneenergy.com, and the replay will be available following the presentation. In addition, the presentation material will also be available in the “Events and Presentations” section of the company’s website within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-521-9880-fax or via e-mail at CFO@StoneEnergy.com.